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                                                                     Exhibit 4.7


                           TRANSFER AGENT INSTRUCTIONS

                           ALPHA-BETA TECHNOLOGY, INC.

                                October 21, 1998


Boston EquiServe
Shareholder Services Division
150 Royall Street
Boston, Massachusetts  02021
Attn: Therese Collins

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement to be entered into by and among Alpha- Beta Technology, Inc., a Massachusetts corporation (the "COMPANY"), and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company is issuing to the Holders shares of its Series F Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "CONVERSION SHARES") to or upon the order of a Holder from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as
Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, and (ii) certificates representing Preferred Shares being converted (or an indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction). So long as you have previously received
(x) written confirmation from the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and (y) a copy of such registration statement, then the certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM


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         REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT
         REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares in the event a registration statement covering the Conversion Shares is subject to amendment for events then current.

         A form of written confirmation from the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

         Please be advised that the Holders are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (508) 798-6900.

                                           Very truly yours,

                                           ALPHA-BETA TECHNOLOGY, INC.


                                           By: /s/ Joseph M. Grimm
                                           Name: Joseph M. Grimm
                                           Title: Chief Financial Officer


ACKNOWLEDGED AND AGREED:
BOSTON EQUISERVE

By: /s/ Katherine Anderson
Name: Katherine Anderson
Title: Director, Client Services
Date: October 21, 1998


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                                    EXHIBIT I

                            FORM OF CONVERSION NOTICE


Attached hereto.






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                           ALPHA-BETA TECHNOLOGY, INC.
                                CONVERSION NOTICE

         Reference is made to the Certificate of Designations, Preferences and Rights, of the Series F Convertible Preferred Stock of Alpha-Beta Technology, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED SHARES"), of Alpha-Beta Technology, Inc., a Massachusetts corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

         Date of Conversion: __________________________________________________

         Number of Preferred Shares to be converted: __________________________

         Stock certificate no(s). of Preferred Shares to be converted: ________

Please confirm the following information:

         Conversion Price: ____________________________________________________

         Number of shares of Common Stock
         to be issued: ________________________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:                          ___________________________________
                                            ===================================

         Facsimile Number:                  ___________________________________

         Authorization:                     ___________________________________
                                            By: _______________________________
                                            Title: ____________________________

         Dated:                             ___________________________________
         Account Number:
           (if electronic book entry transfer): _______________________________
         Transaction Code Number
           (if electronic book entry transfer): _______________________________


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                                   EXHIBIT II

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


Boston EquiServe
Shareholder Services Division
150 Royall Street
Boston, Massachusetts  02021
Attn: Therese Collins

            Re: ALPHA-BETA TECHNOLOGY, INC.

Ladies and Gentlemen:

         We are Alpha-Beta Technology, Inc., a Massachusetts corporation (the "COMPANY"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT") entered into by and among the Company and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders shares of its Series F Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED SHARES"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 1998, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

                                              Very truly yours,

                                              ALPHA-BETA TECHNOLOGY, INC.


                                              By:  ________________________


cc:      [LIST NAMES OF HOLDERS]


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